Exhibit 10.1

AMBAC FINANCIAL GROUP, INC.
EXECUTIVE STOCK DEFERRAL PLAN
The purpose of this Ambac Financial Group, Inc. Executive Stock Deferral Plan is to provide Eligible Executives of the Company and its Subsidiaries with the opportunity to defer the receipt of RSUs and PSUs granted to them by the Company.
Article I
Definitions
Section 1.1.“Account” shall mean a bookkeeping record of the accumulated deferrals determined for each Participant, including any Dividend Equivalents credited to such deferrals, if applicable. Except as provided in Article III, a Participant’s Account shall be fully vested and nonforfeitable at all times. A Participant’s Account shall be divided into such subaccounts as the Management Committee deems appropriate.
Section 1.2.“Benefit Commencement Date” means the date irrevocably elected by the Participant pursuant to Section 3.01(c).
Section 1.3.“Board” means the Board of Directors of Ambac Financial Group, Inc.
Section 1.4.“Change in Control” shall have the meaning set forth in the Equity Compensation Plan.
Section 1.5.“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other authoritative guidance issued thereunder.
Section 1.6.“Common Stock” means the common stock, $0.01 par value per share, of the Company.
Section 1.7.“Company” means Ambac Financial Group, Inc., a Delaware corporation, and its corporate successors and assigns.
Section 1.8.“Committee” means the Compensation Committee of the Board or its delegate.
Section 1.9.“Deferred Awards” means a Participant’s Deferred PSUs and Deferred RSUs, as applicable.
Section 1.10.“Deferred PSUs” means the PSUs that a Participant has irrevocably elected to defer under the terms of this Plan.
Section 1.11.“Deferred RSUs” means the RSUs that a Participant has irrevocably elected to defer under the terms of this Plan.

Section 1.12.“Disabled” or “Disability” means that a Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries. The determination of Disability shall be made in a manner consistent with the requirements of Section 409A of the Code.
Section 1.13.“Dividend Equivalent” means an amount credited to a subaccount for Deferred Awards with regard to dividends paid on the Common Stock as set forth in Section 3.05.
Section 1.14.“Eligible Executive” means an executive of the Company or one of its Subsidiaries who has been selected by the Committee to be eligible to participate in the Plan. The Committee may at any time determine that an executive previously selected to be eligible to participate in the Plan shall cease to be eligible to make additional deferrals under the Plan, at which time such executive shall no longer be an Eligible Executive.
Section 1.15.“Equity Compensation Plan” means the Ambac Financial Group, Inc. 2020 Incentive Compensation Plan, as in effect from time to time, or any subsequently adopted equity compensation plan, as applicable.
Section 1.16.“Management Committee” means a committee comprised of one or more officers of the Company or any of its Subsidiaries that is appointed by the Committee from time to time to oversee the administration of the Plan.
Section 1.17.“Participant” means an Eligible Executive who elects to participate in the Plan.
Section 1.18.“Participant Election Form” means the written agreement submitted by the Participant to the Company on a timely basis pursuant to Article III of the Plan. The Participant Election Form may take the form of an electronic communication according to specifications established by the Management Committee.
Section 1.19.“Plan” means this Ambac Financial Group, Inc. Executive Stock Deferral Plan, as it may be amended from time to time.
Section 1.20.“PSU” means a Full Value Award (as defined in the Equity Compensation Plan) in the form of performance stock units granted under the Equity Compensation Plan.
Section 1.21.“RSU” means a Full Value Award in the form of restricted stock units granted under the Equity Compensation Plan.
Section 1.22.“Separation from Service” means a Participant’s separation from service with the Company and its Subsidiaries, which constitutes a “separation from service” for purposes of Section 409A of the Code.

Section 1.23.“Subsidiary” means a company of which the Company owns, directly or indirectly, at least a majority of the shares having voting power in the election of directors or other governing body.
ARTICLE II
Eligibility
Section 2.01    Eligibility. Each employee who is an Eligible Executive and who completes such forms and provides such data as are reasonably required by the Management Committee is eligible to become a Participant in the Plan.
Section 2.02    Participant Consent. By making an election to defer RSUs or PSUs, the Participant shall for all purposes be deemed conclusively to have consented to the provisions of the Plan and to all subsequent amendments thereto.
ARTICLE III
Deferred Awards
Section 3.01    Election to Defer.
(a)A Participant may elect to defer all or a portion of the RSUs and/or PSUs to potentially be granted to the Participant in the next following calendar year or that were granted to the Participant in 2021 in accordance with Sections 3.01(d) and (e) hereof. Deferrals must be made in respect of a whole number of RSUs or PSUs, as applicable. Any Deferred Awards shall be credited to an Account as of the date the corresponding RSUs or PSUs, as applicable, are granted to the Participant. A Participant’s Deferred Awards shall vest pursuant to the terms of the Equity Compensation Plan and the award agreement evidencing the RSU grant or PSU grant, as applicable. In the event a Participant forfeits any portion of the Participant’s Deferred Awards pursuant to the terms of the Equity Compensation Plan or award agreement, the Participant’s Account shall be reduced by the amount attributable to the forfeited Deferred Awards (and any related Dividend Equivalents).
(b)Any election made by a Participant under this Section 3.01 must be filed prior to January 1 of the calendar year for which the election is to be effective and during which the RSUs or PSUs, as applicable, will be granted to the Participant, or at such later time as may be authorized by the Management Committee, in its sole and absolute discretion, in accordance with the requirements of Section 409A of the Code. Notwithstanding the foregoing, if authorized by the Management Committee in its sole and absolute discretion, an employee who first becomes an Eligible Executive during a calendar year may elect to defer any RSUs and/or PSUs that are granted to the employee by making a deferral election within 30 days after the date on which the employee first becomes an Eligible Executive; provided, however, that any such election may only be made with respect to any RSUs and/or PSUs that are granted to the employee after he or she becomes an Eligible Executive.
(c)An election to defer RSUs and/or PSUs must be filed for each applicable calendar year. All elections must be made in accordance with the Plan and any procedures prescribed by the Management Committee, and shall be irrevocable as of the date set forth in the applicable Participant Election Form. The date which the Participant selects to receive, or commence receiving, payment of his or her vested Account balance shall be his or her Benefit Commencement Date.
(d)Notwithstanding subsections (a) or (b), if any PSUs constitute “performance-based compensation” within the meaning of Section 409A of the Code, then the Management Committee may, in its sole and absolute discretion, allow a Participant to elect to defer all or a portion of such PSUs pursuant to this Section 3.01 no later than six months before the end of the performance period for which the PSUs are earned (and in no event later than the date on which the amount of the PSUs that will be earned becomes readily ascertainable), in accordance with the requirements of Section 409A of the Code. A Participant must be employed by the Company or a Subsidiary continuously from the later of the beginning of the performance period or the date on which the performance goals are established to the date of the election, and the Company or a Subsidiary must have established the performance goals in writing not later than 90 days after the commencement of the performance period for the PSUs, in accordance with the requirements of Section 409A of the Code. For the avoidance of doubt, a Participant may make a deferral election with respect to PSUs granted to the Participant by the Company prior to the effective date of the Plan, in accordance with this Section 3.01(d), but only in respect of PSUs granted to the Participant during calendar year 2021.
(e)Notwithstanding anything in the Plan to the contrary, a Participant may make a deferral election with respect to RSUs granted to the Participant by the Company prior to the effective date of the Plan (but only in respect of RSUs granted to the Participant during calendar year 2021) if (1) the Participant submits such payment election at least 12 months prior to the applicable vesting date of the RSUs; (2) any payments under the election will not commence earlier than five years from the applicable vesting date of the RSUs; and (3) the payment election will not take effect until 12 months after the date it was executed by the Participant.
(f)The Committee may limit the number or type of RSUs or PSUs eligible to be deferred by any Participant or group of Participants.
Section 3.02    Participant Election Form. In order to make an election, an Eligible Executive must submit a Participant Election Form to the Company within the time period specified by the Management Committee in accordance with Section 3.01 above. The requirements regarding the form and timing of such election shall be interpreted and applied by the Management Committee in its sole and absolute discretion consistent with the terms of this Plan.
Section 3.03    Account. The Management Committee shall cause an Account and such other subaccounts as the Management Committee deems appropriate to be established for each Participant who has Deferred Awards, which shall reflect the value of the Deferred Awards of such Participant under the Plan, as well as any Dividend Equivalents credited in respect of such Deferred Awards, as set forth herein. Each Account shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets. A Participant’s Account relating to Deferred Awards (and any related Dividend Equivalents) shall be denominated in notional shares of Common Stock; provided, however, that any Deferred Cash Dividend Equivalents (as defined below) credited to a Participant’s Account shall be denominated in a notional cash amount. The Company shall provide or make available to each Participant statements setting forth the amount of Deferred Awards (and any related Dividend Equivalents) in the Participant’s Account, at such times and in such manner as determined by the Management Committee in its sole and absolute discretion.
Section 3.04    Form of Payment. A Participant may elect to receive his or her vested Account balance in a single lump sum payment or annual installment payments over a term of up to ten (10) years. The form of payment of the Account shall be irrevocably elected on the Participant Election Form. A Participant may select a different form of payment for each calendar year’s Deferred RSUs and Deferred PSUs.
Section 3.05    Dividend Equivalents. With respect to each unvested Deferred Award, any Dividend Equivalents in respect thereof shall be credited to a subaccount of the Participant’s Account at the same time, and in the same form and amount, as provided for in the applicable RSU or PSU award agreement. Any such Dividend Equivalents shall be subject to the same vesting provisions as the Deferred Awards to which they relate. With respect to each vested Deferred Award, Dividend Equivalents shall be credited to a subaccount of a Participant’s Account, in accordance with the following:
(a)If a dividend with respect to shares of Common Stock is payable in cash, then, as of the applicable dividend payment date, the Participant’s subaccount shall be credited with a right to receive a “Deferred Cash Dividend Equivalent” equal to (i) the cash dividend payable with respect to a share of Common Stock, multiplied by (ii) the number of shares of Common Stock subject to such vested Deferred Award on the applicable dividend record date.
(b)If a dividend with respect to shares of Common Stock is payable in shares of Common Stock, then, as of the dividend payment date, the Participant’s subaccount shall be credited with that number of “Dividend Equivalent Units” equal to (i) the number of shares of Common Stock distributed in the dividend with respect to a share of Common Stock, multiplied by (ii) the number of shares of Common Stock subject to such vested Deferred Award on the applicable dividend record date plus the number of previously credited Dividend Equivalent Units with respect to such vested Deferred Award, if any, rounded down to the nearest whole unit.
Section 3.06    Payment of Account.
(a)On the Participant Election Form, a Participant may elect to receive or commence payment of his or her vested Account balance, in the form elected in Section 3.04, either (i) on a fixed date, (ii) on his or her Separation from Service, (iii) on the earlier of (i) and (ii), (iv) on the later of (i) and (ii), or (v) on such other event or combination of events as may be subsequently authorized by the Committee to the extent permitted under Section 409A of the Code. Without limiting the generality of the foregoing, a Participant may elect to receive or commence payment of his or her vested Account balance in January of a calendar year that follows the calendar year in which his or her Separation from Service occurs. If a Participant does not make an election with respect to the form of payment of his or her Account, such Account will be paid in a lump sum.
(b)A Participant’s vested Account shall be distributed in accordance with the payment election made under this Section 3.06, beginning within 60 days after the Benefit Commencement Date, subject to the six-month delay described in Section 5.13. The Participant’s Account will continue to be credited with any applicable Dividend Equivalents until the date on which the Participant’s entire vested Account balance has been distributed. All vested Deferred Awards (and any related Dividend Equivalents) shall be payable in shares of Common Stock; provided, however, that any vested Deferred Cash Dividend Equivalents credited to the Participant’s Account shall be payable in cash. All shares of Common Stock payable under the Plan shall be issued under the Equity Compensation Plan.
(c)If a Participant has elected to receive his or her Account in annual installments, the first annual installment shall be paid within 60 days after the Benefit Commencement Date. All subsequent installment payments shall be made each year on the anniversary of the date upon which the initial installment payment was made. Unless otherwise specified by the Management Committee, installment payments shall be calculated by equally dividing the amount of Deferred Awards (and any related Dividend Equivalents) in the Participant’s Account by the number of installment payments elected and rounding down to the nearest whole unit until the final installment which shall include the full balance remaining in the Participant’s Account.
(d)Death. In the event that a Participant dies, the Participant’s Account shall be credited with any applicable Dividend Equivalents thereafter in accordance with Article III, until such time as the Account is distributed. The Participant’s estate shall receive a distribution of the vested Deferred Awards (and any related Dividend Equivalents) in the Participant’s Account, payable in a lump sum within 60 days following the Participant’s death.
(e)Disability. In the event that a Participant becomes Disabled, the Participant’s Account shall be credited with any applicable Dividend Equivalents thereafter in accordance with Article III, until such time as the Account is distributed. The Participant (or his or her legal guardian or representative, as appropriate) shall receive a distribution of the vested Deferred Awards (and any related Dividend Equivalents) in the Participant’s Account, payable in a lump sum within 90 days following the Participant’s Disability. If a Participant becomes Disabled, the Participant (or his or her legal guardian or representative, as appropriate) must notify the Company of such Disability as soon as practicable following the date on which the Participant becomes Disabled.
(f)Change in Control. In the event a Change in Control occurs prior to a Participant’s Benefit Commencement Date, the shares of Common Stock underlying the Participant’s vested Deferred Awards (and any related Dividend Equivalents) shall be distributed in a lump sum to the Participant within 60 days of the Change in Control, provided that the Change in Control constitutes a change in control under Section 409A of the Code. If the Change in Control does not constitute a change in control under Section 409A of the Code, the shares of Common Stock underlying the vested Deferred Awards (and any related Dividend Equivalents) shall be distributed, or commence to be distributed, in accordance with Section 3.06 of the Plan.

(g)Payment of Employment Taxes. If a tax withholding obligation with respect to tax imposed under the Federal Insurance Contributions Act (FICA) under sections 3101, 3121(a) and 3121(v)(2) of the Code (the “FICA Obligations”) is incurred with respect to any of the Deferred Awards and associated Dividend Equivalents prior to the Benefit Commencement Date with respect to such Deferred Awards and associated Dividend Equivalents (each date on which the FICA Obligation arises being referred to herein as a “Tax Vesting Date”) then, on the applicable Tax Vesting Date, that number of Deferred Awards and associated Dividend Equivalents for which the Benefit Commencement Date has not occurred as of the Tax Vesting Date shall be settled with respect to that number of shares of Common Stock subject thereto having a fair market value (determined by the Management Committee as of the Tax Vesting Date) equal to the sum of the following:
(i)The FICA Obligations;
(ii)The income tax imposed by section 3401 of the Code (or the corresponding withholding provisions of applicable state, local or foreign tax laws) as a result of the FICA Obligations; and
(iii)The amount necessary to pay the additional income tax on wages attributable to the pyramiding of the payments under Sections 3.06(g)(i) and (ii).
In no event shall the value of the Deferred Awards and associated Dividend Equivalents that are settled pursuant to Sections 3.06(g)(i), (ii) and (iii) exceed the amount that could be distributed pursuant to Treas. Reg. § 1.409A-3(j)(4)(vi).
Section 3.07    Changes in Capitalization. A Participant’s Account denominated in shares of Common Stock shall be appropriately adjusted in accordance with the Equity Compensation Plan to reflect changes in capitalization of Common Stock as described in the Equity Compensation Plan and the applicable RSU or PSU award agreement.
Section 3.08    Clawback/Recoupment. Deferred Awards (and any related Dividend Equivalents) shall be subject to mandatory repayment to the Company by the Participant (i) to the extent set forth in the Equity Compensation Plan or an RSU or PSU award agreement or (ii) to the extent the Participant is, or in the future becomes, subject to (A) any Company “clawback” or recoupment policy currently in effect or that is subsequently adopted, or (B) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.
ARTICLE IV
Miscellaneous
Section 4.01    Claims Procedures.
(a)Any Participant or a beneficiary (hereafter the “Claimant”) may file a claim for benefits in writing with the Management Committee. The Management Committee shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan. The Committee otherwise shall be responsible for providing a full review of the Management Committee’s decision with regard to any claim, upon a written request, as set forth herein.
(b)Each Claimant or other interested person shall file with the Management Committee such pertinent information as the Management Committee may specify, and in such manner and form as the Management Committee may specify; and such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless the required information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a claim covered under the Plan or if the Claimant shall fail to furnish such proof as is requested, no benefits, or no further benefits, hereunder, as the case may be, shall be payable to such Claimant.
(c)Claim Decision. The Claimant shall be notified within 90 days after the claim is filed whether the claim is approved or denied, unless the Management Committee determines that special circumstances require an extension of time, in which case the Management Committee may have up to an additional 90 days to process the claim. If the Management Committee determines that an extension of time for processing is required, the Management Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial 90 day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Management Committee expects to render its decision.
(d)Notice of Denial. If the Management Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(i)The specific reason(s) for the denial;
(ii)Specific reference to the specific Plan provisions on which such denial is based;
(iii)A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and
(iv)A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal.
(e)Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Committee within 60 days after receiving notice of denial. The decision on appeal will be made within 60 days after the Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial 60 day period and must explain the special circumstances and provide an expected date of decision. The Management Committee shall provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The

Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Committee shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
(f)Notice of Decision on Appeal. If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(i)The specific reason(s) for the denial;
(ii)Specific references to the pertinent Plan provisions on which such denial is based;
(iii)A statement that the Claimant may receive on request all relevant records at no charge;
(iv)A description of the Plan’s voluntary procedures and deadlines, if any;
(v)A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and
(vi)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
(g)Claims Procedures Mandatory. The internal claims procedures set forth in this Section 4.01 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 4.01, the denial of the Claim shall become final and binding on all persons for all purposes.
(h)Approval or Denial of Claim. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing as described herein. If the Management Committee fails to notify the Claimant of the decision regarding their claim in accordance with this section, the claim shall be “deemed” denied, and the Claimant then shall be permitted to proceed with the claims review procedure provided for herein.
(i)Decisions Final. For all purposes under the Plan, the decision with respect to a claim (if no review is requested) and the decision with respect to a claims review (if requested), shall be final, binding, and conclusive on all Participants, beneficiaries, and other interested parties, as to all matters relating to the Plan and Plan benefits. Further, each claims determination under the Plan shall be made in the sole and absolute discretion of the Management Committee, subject to review by the Committee as provided in Section 4.01(e) hereof.
Section 4.02    Legal Incapacity. If a Participant or beneficiary entitled to receive any benefits hereunder is a minor or is determined to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to such person as the Company may designate for the benefit of such Participant or beneficiary. Such payments shall be considered a payment to such Participant or beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.
Section 4.03    Unfunded Obligation. Title to and beneficial ownership of any assets, which the Company may set aside or earmark to meet its obligations with respect to Participant Accounts hereunder shall at all times remain the property of the Company. All Plan Participants and beneficiaries are general unsecured creditors of the Company with respect to the benefits due hereunder, and the Plan constitutes an agreement by the Company to make benefit payments in the future. It is the intention of the Company that the Plan be considered unfunded for tax purposes.
Section 4.04    No Trust Obligation. In order to meet its obligations hereunder, funds may be set aside or earmarked by the Company. The Company may, but is not required to, establish a grantor trust which may be used to hold assets of the Company which are maintained as reserves against the Company’s unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Company’s creditors.
ARTICLE V
Administration
Section 5.01    Administration. The Plan shall be administered by the Committee; provided, however, that the Management Committee, if appointed by the Committee, shall be responsible for the day-to-day oversight and administration of the plan. Without limiting the generality of the foregoing, the Management Committee shall have the right and full discretion (i) to interpret the Plan, (ii) to decide any and all matters arising under the Plan (including the right to remedy possible ambiguities, inconsistencies, or admissions), (iii) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan and (iv) to make all other determinations necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan; provided, however, that only the Committee may determine which executives of the Company and its Subsidiaries are eligible to participate in the Plan. Notwithstanding the foregoing, the Committee from time to time may exercise any or all of the powers and authorities related to the administration of the Plan that have been delegated to the Management Committee, as the Committee shall determine. All interpretations of the Committee and the Management Committee with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby.
Section 5.02    Books and Records. The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of the Company at its expense and subject to the supervision and control of the Management Committee.
Section 5.03    Expenses. The Company shall pay all expenses of administering the Plan either from funds set aside or earmarked under the Plan or from other funds.
Section 5.04    Transfer Restrictions. To the extent permitted by law, the right of any Participant or any beneficiary in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary;

and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, or encumbrance.
Section 5.05    Liability. No member of the Board, the Committee or the Management Committee and no officer or employee of the Company or a Subsidiary shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer, or employee of the Company or a Subsidiary.
Section 5.06    Service of Process. The Management Committee shall be the agent for service of process on the Plan.
Section 5.07    Withholding. All Deferred Awards and payments under the Plan are subject to withholding of all applicable taxes. Such withholding obligations shall be satisfied through amounts that the Participant is otherwise to receive upon settlement. The Company may accelerate payment of all or a portion of a Participant’s vested Account to pay the FICA Obligations (and any related income tax withholding), as set forth in Section 3.06(g).
Section 5.08    Successors. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and their heirs, executors, administrators, and legal representatives.
Section 5.09    Invalid or Unenforceable Provisions. If any provision of this Plan is held invalid or unenforceable, to the extent necessary to effectuate the purposes of this Plan, its invalidity or unenforceability shall not affect any other provisions of the Plan and the Plan shall be construed and enforced as if such provisions had not been included therein.
Section 5.11    ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.
Section 5.12    Applicable Law. The Plan shall be governed by the laws of the State of New York (without regard to conflict of law provisions), except and to the extent preempted by ERISA.
Section 5.13    Section 409A.
(a)The Plan is intended to comply with the requirements of Section 409A of the Code, and shall in all respects be administered in accordance with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by Section 409A of the Code, and all payments to be made upon a termination of employment under this Plan may only be made upon a Separation from Service. All amounts to be distributed under this Plan shall be paid, or commence to be paid, within 60 days after the Benefit Commencement Date, subject to the six-month delay described below, if applicable, or the applicable anniversary in the case of installment payments, but in no event shall a payment be made after December 31 of the calendar year in which the payment is scheduled to be made, or otherwise in accordance with Section 409A of the Code. In no event shall a Participant, directly or indirectly, designate the calendar year of payment, except as permitted by Section 409A of the Code.
(b)Notwithstanding anything in the Plan to the contrary, if a Participant’s distribution is to commence, or be paid upon, Separation from Service, payment of the distribution shall be delayed for a period of six months after the Participant’s Separation from Service, if the Participant is a “specified employee” as defined under Section 409A of the Code (as determined by the Committee) and if required pursuant to Section 409A of the Code (“six-month delay”). If payment is delayed, the Participant’s distribution shall commence, or be paid, within 30 days of the date that is the six-month anniversary of the Participant’s Separation from Service. If the Participant dies during the six-month delay, the accumulated postponed amount shall be paid as described in Section 3.06(d).
ARTICLE VI
Amendment or Termination of Plan
Section 6.01    Amendment. The Committee may amend the Plan in whole or in part, effective as of any date specified; provided, however, that no such amendment shall, without the written consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to or accrued in his or her Account.
Section 6.02    Termination. The Committee may terminate the Plan at any time. Termination of this Plan shall not affect the payment of any amounts credited to a Participant’s Account; provided, however, that the Committee may, in its discretion, terminate the Plan and accelerate the payment of all Accounts:
(a)within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the payments with respect to each such Account are included in the Participant’s gross income in the later of (i) the calendar year in which the Plan termination occurs, (ii) the first calendar year in which the amounts are no longer subject to a substantial risk of forfeiture, or (iii) the first calendar year in which the payments are administratively practicable;
(b)in connection with a “change in control event,” as defined in, and to the extent permitted under, Section 409A of the Code, or
(c)upon any other termination event permitted under Section 409A of the Code.